FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is by and between Umpqua Bank (“Umpqua”) and Tory Nixon (“Officer”), and is dated effective as of December 31, 2017.

1.    AMENDMENT. The purpose of this Amendment is to amend certain provisions of that certain Employment Agreement with the Officer dated effective as of November 23, 2015 (the “Agreement”) related to change in control and severance benefits.

2.    SEVERANCE BENEFIT. Section 9 of the Agreement is amended to read as follows:

“9.    SEVERANCE BENEFIT. In the event of Termination Without Cause or Termination for Good Reason, in addition to receiving Earned Compensation, Officer will receive a severance benefit equal to the greater of: (i) nine months Base Salary, based on Officer’s Base Salary just prior to termination and (ii) two weeks Base Salary for every year of employment with Umpqua (the “Severance Benefit”). Subject to Section 12.3 below, the Severance Benefit shall be paid in equal installments over the number of months of continued Base Salary, starting on the next regular payday following termination. Receipt of the Severance Benefit is conditioned on Officer having executed the Separation and Release Agreement, in substantially the form attached hereto as Exhibit A (the “Separation Agreement”) and the revocation period having expired without Officer having revoked the Separation Agreement. Receipt and continued receipt of the Severance Benefit is further conditioned on Officer not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement. Officer shall not be required to mitigate the amount of any payments under this Section (whether by seeking new employment or otherwise) and no such payment shall be reduced by earnings that Officer may receive from any other source.

3.    CHANGE IN CONTROL BENEFIT. Section 10 of the Agreement is amended to read as follows:

“10.    CHANGE IN CONTROL BENEFIT. After announcement of a proposed Change in Control and for a period continuing for one year following the Change in Control, in the event of Termination Without Cause or Termination For Good Reason, instead of receiving the Severance Benefit set forth in Section 9 above, Officer shall be entitled to receive 24 months Base Salary, based on Officer’s Base Salary just prior to the termination of employment, as well as 200% of the incentive compensation Officer received for services performed in the previous year (the aforementioned Base Salary and incentive are collectively referred to as the “Change in Control Benefit”). Subject to Section 12.3 below, the Change in Control Benefit shall be paid in equal installments over the number of months of continued Base Salary, starting on the next regular payday following termination. Receipt of the Change in Control Benefit is conditioned on Officer having executed the Separation Agreement in substantially the form attached hereto as Exhibit A and the revocation period having expired without Officer having revoked the Separation Agreement. Receipt and continued receipt of the Change in Control Benefit is further conditioned on Officer not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement. Officer shall not be required to mitigate the amount of any payments under this Section (whether by seeking new employment or otherwise) and no such payment shall be reduced by earnings that Officer may receive from any other source, provided, however, that the provisions of Section 14.2 related to forfeiture of payments under certain circumstances remain applicable.”

4.    DEFEND TRADE SECRETS ACT OF 2016. The following provision is added to Section 17 of the Agreement:

“NOTICE OF IMMUNITY UNDER THE ECONOMIC ESPIONAGE ACT OF 1996, AS AMENDED BY THE DEFEND TRADE SECRETS ACT OF 2016: Notwithstanding any other provision of this Agreement: (A) Officer will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding; and (B) if Officer files a lawsuit for retaliation by Umpqua for reporting a suspected violation of law, Officer may disclose Umpqua’s trade secrets to Officer’s attorney and use the trade secret information in the court proceeding if Officer (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.”

5.    EFFECT OF AMENDMENT. Except as specifically set forth in this Amendment, the Agreement shall continue in full force and effect. Terms not otherwise defined in this Amendment shall have the meanings set forth in the Employment Agreement. This Amendment shall not be construed against any party by reason of the drafting or preparation hereof.

6.    ADVICE OF COUNSEL; INTERPRETATION. Officer acknowledges that, in executing this Amendment, Officer has had the opportunity to seek the advice of independent legal counsel and has read and understood all of the terms and provisions of this Amendment.

UMPQUA HOLDINGS CORPORATION
UMPQUA BANK

By:    /s/ Cort O’Haver
    Cort O’Haver, Chief Executive Officer

OFFICER

/s/ Tory Nixon
Tory Nixon